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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                               (December 12, 2001)


                           ABC FAMILY WORLDWIDE, INC.
               (Exact Name of Registrant as Specified in Charter)


           Delaware                    333-12995                95-4596247
(State or Other Jurisdiction          (Commission              (IRS Employer
       of Incorporation)               File Number)          Identification No.)


                          500 South Buena Vista Street
                            Burbank, California 91521
                    (Address of Principal Executive Offices)

                                 (818) 560-1000
                         (Registrant's Telephone Number)
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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

        On December 20, 2001, the Registrant issued a press release announcing the completion of its Change of Control Offer (the "Offer") for any and all of its outstanding 9 1/4% Senior Notes due 2007 and its 10 1/4% Senior Discount Notes due 2007. The Offer expired as scheduled at 5:00 p.m., New York City time, on December 19, 2001. The Registrant accepted for payment all notes properly tendered pursuant to the Offer. Settlement of the Offer and payment for all notes properly tendered is scheduled to occur not later than Thursday, December 27, 2001.

        The Registrant also announced that its consent solicitation relating to its 9 1/4% Senior Notes due 2007 and its 10 1/4% Senior Discount Notes due 2007 expired at 5:00 p.m., New York City time, on December 12, 2001. At the time of expiration, the Registrant had not received the requisite consents necessary to amend the Indentures governing the notes.

        The foregoing descriptions are qualified in their entirety by the text of the press release dated December 20, 2001 which is filed as an exhibit hereto and incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements.    None.

     (b)  Pro Forma Financial Information.    None.

     (c)  Exhibits.

          99.1 Press Release issued by Registrant on December 20, 2001.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


December 20, 2001                     ABC FAMILY WORLDWIDE, INC.


                                      By: /s/ DAVID K. THOMPSON
                                          --------------------------------------
                                          David K. Thompson
                                          Vice President and Assistant Secretary
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                                  EXHIBIT INDEX


Exhibit No.                    Description

99.1                           Press Release issued by Registrant on
                               December 20, 2001.